                                UNITED STATES
                       SECURITIES EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8

                      REGISTRATION STATEMENT UNDER THE
                           SECURITIES ACT OF 1933


                              HEALTHCENTRAL.COM
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

                DELAWARE                             94-3250851
            ----------------                    -------------------
            (Jurisdiction of                     (I.R.S. Employer
             incorporation)                     Identification No.)


                              HealthCentral.com
                      6001 Shellmound Street, Suite 800
                            Emeryville, CA  94608
--------------------------------------------------------------------------------
                  (Address of principal executive offices)


                Vitamins.com, Inc. 1999 Stock Incentive Plan
--------------------------------------------------------------------------------
                          (Full Title of the Plan)


                                C. Fred Toney
                         Chief Financial Officer and
                          Executive Vice President
                              HealthCentral.com
                      6001 Shellmound Street, Suite 800
                            Emeryville, CA  94608
--------------------------------------------------------------------------------
                   (Name and Address of Agent for Service)

                               (510) 250-2500
--------------------------------------------------------------------------------
        (Telephone Number, Including Area Code, of Agent for Service)

                     CALCULATION OF THE REGISTRATION FEE

  Title of Each
    Class of                              Proposed Maximum     Proposed Maximum
 Securities to be      Amount to be      Offering Price Per   Aggregate Offering        Amount of
   Registered         Registered (1)          Unit (2)             Price (2)         Registration Fee
------------------------------------------------------------------------------------------------------
Common Stock, par        270,271              $3.876             $708,318.85             $187.00
 value $.001 per
 share
------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also covers an additional indeterminate number of shares which by reason of certain events specified in the plan may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price was calculated on the basis of the prices at which the options may be exercised.


                                     II - 1

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed by HealthCentral.com (the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, as amended.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

     (c)  The following current reports on Form 8-K of the Registrant:

          i.    The Current Report on Form 8-K dated March 16, 2000
          ii.   The Current Report on Form 8-K dated March 17, 2000
          iii.  The Current Report on Form 8-K/A dated March 22, 2000
          iv.   The Current Report on Form 8-K dated June 19, 2000
          v.    The Current Report on Form 8-K dated July 25, 2000

     (d) The description of the Registrant's common stock contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on October 6, 1999, including any amendment or description filed for the purposes of updating such description.

     All reports or other documents subsequently filed by the Registrant pursuant to section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports or documents.

Item 4.  Description of Securities.

     N/A

Item 5.  Interests of Named Experts and Counsel.

     N/A

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.  Exemption from Registration Claimed

     N/A

Item 8.  Exhibits

Exhibit
Number         Exhibit Description
-------        -------------------------------------------------------------------------------
    5.1        Opinion of Counsel

   23.1        Consent of Independent Accountants

   23.2        Consent of Counsel (included in Exhibit 5.1)

   24.1 Powers of Attorney (included as part of the signature page to this Registration Statement)

   99.1        Vitamins.com, Inc. 1999 Stock Incentive Plan

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price present no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Ace and will be governed by the final adjudication of such issue.


                                     II - 2

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville and the County of Alameda, State of California, on this 31st day of July, 2000.

                              HEALTHCENTRAL.COM

                              By:  /s/  Albert L. Greene
                              --------------------------
                              Albert L. Greene
                              President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on this 31st day of July, 2000 by the following persons in the capacities indicated.

                Signature                                  Title
/s/ Albert L. Greene                         President, Chief Executive Officer and
-------------------------------------------  Director
Albert L. Greene

/s/ C. Fred Toney                            Executive Vice President and Chief
-------------------------------------------  Financial Officer
C. Fred Toney

                                    III - 3

                               POWER OF ATTORNEY
                               -----------------

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, being a member of the Board of Directors of HealthCentral.com (the "Company"), hereby constitutes and appoints C. Fred Toney and Albert L. Greene, and each of them, as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign on his behalf a registration statement on Form S-8 with respect to 270,271 shares of the Company's common stock issuable to former holders of options to acquire Vitamins.com, Inc. stock upon exercise of the options to acquire shares of common stock of the Company substituted therefore, and any and all amendments (including post-effective amendments) thereto and any Registration Statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith and with such registration statements, with the Securities and Exchange Commission, with the full power and authority to do and perform each and every act and thing necessary or advisable to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        This power of attorney may be executed in any number of counterparts.

Dated:  July 27, 2000
/s/  James J. Hornthal
-------------------------------------------  Director
James J. Hornthal

/s/  Michael D. McDonald
-------------------------------------------  Director
Michael D. McDonald

/s/  Sheryle J. Bolton
-------------------------------------------  Director
Sheryle J. Bolton

/s/  Annette Campbell-White
-------------------------------------------  Director
Annette Campbell-White

/s/  Dean S. Edell
-------------------------------------------  Director
Dean S. Edell

/s/  Wesley D. Sterman
-------------------------------------------  Director
Wesley D. Sterman

/s/  Robert M. Haft
-------------------------------------------  Director
Robert M. Haft

/s/  Robin Wolaner
-------------------------------------------  Director
Robin Wolaner

/s/  C. Sage Givens
-------------------------------------------  Director
C. Sage Givens


                               INDEX TO EXHIBITS

Exhibit
Number              Exhibit Description
------------        -------------------------------------------------------------------------------
                       >
         5.1        Opinion of Counsel

        23.1        Consent of Independent Accountants

        23.2        Consent of Counsel

        24.1        Powers of Attorney (included as part of the signature page to this
                    Registration Statement)

        99.1        Vitamins.com, Inc. 1999 Stock Incentive Plan